PRESS RELEASE
                                                           FOR IMMEDIATE RELEASE
                                                              SEPTEMBER 25, 2000

         NORTH VALLEY BANCORP - SIX RIVERS NATIONAL BANK MERGER RECEIVES
                               REGULATORY APPROVAL


REDDING, CALIFORNIA - (BUSINESS WIRE) - SEPTEMBER 25, 2000 - North Valley Bancorp (Nasdaq: NOVB) today announced it has received regulatory approval for its pending merger with Six Rivers National Bank (Nasdaq: SIXR). The proposed merger has been approved by both the Federal Reserve Bank of San Francisco and the Office of the Comptroller of the Currency.

"Adding Six Rivers to North Valley creates a unique community bank, and we are excited about the opportunities this provides our shareholders, employees and customers," stated Mike Cushman, North Valley President & CEO. "With a total of 19 branches and over $530 million in assets, we will be able to create synergies and efficiencies that were previously unobtainable by the two separate banks. We can now shift our attention to closing the transaction next month, and ensuring that Six Rivers is smoothly and efficiently folded into North Valley Bancorp."

"We have always prided ourselves on offering the superior customer service that only a community bank can provide, and the culture at North Valley should be an excellent fit for us," stated Mike Martinez, President and CEO of Six Rivers. "Customers from both banks will benefit as we can now offer deposit and lending programs that were previously beyond our means, while continuing to provide the personal attention that the customers of both banks have come to expect."

Prior to gaining regulatory approval, North Valley Bancorp agreed to sell one branch, including all associated deposits and loans, to meet the branch divestiture requirement of the Federal Reserve Board. The Six Rivers branch in Weaverville, CA, includes approximately $17 million in deposits and $800,000 in loans.

North Valley Bancorp has already entered into a Branch Purchase and Assumption Agreement with Scott Valley Bank of Yreka, CA. Upon the closing of the merger transaction, Six Rivers National Bank will sell the branch located at 234 Main Street to Scott Valley Bank. The sale is still subject to regulatory approval and is expected to be completed by December 1, 2000.

"We look forward to serving our new customers and to bringing our brand of community banking to Weaverville," said Tim Avery, President and CEO of Scott Valley Bank. "This is a natural fit in expanding our existing presence in Redding and Scott Valley."

Since its formation in 1989, Six Rivers has concentrated on providing a high level of personal service and provides traditional deposit products to local customers and offers primarily commercial, consumer, and real estate loans. Headquartered in Eureka, California, Six Rivers is a full-service commercial bank currently with eight branch offices in Northern California.

North Valley Bancorp is a one-bank holding company headquartered in Redding, California. The Company's principal subsidiary, North Valley Bank, operates eleven commercial banking offices in Shasta and Trinity Counties in Northern California including two in-store supermarket branches and a Business Banking Center.

CAUTIONARY STATEMENT: This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management's assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally;
(d) changes in the regulatory environment; and (e) changes in business conditions or the securities markets and inflation. Therefore, the information set forth herein, together with other information contained in the periodic reports filed by the company with the Securities and Exchange Commission, should be carefully considered when evaluating the business prospects of the company. North Valley Bancorp undertakes no obligation to update any forward-looking statements contained in this release.

FOR FURTHER INFORMATION PLEASE CONTACT:
Michael J. Cushman
President & Chief Executive Officer
or
Sharon Benson
Senior Vice President & Chief Financial Officer
880 E. Cypress Ave.                                          (530) 226-2900
Redding, CA 96002                                      Fax:  (530) 221-4877

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